CEC NORTH STAR ENERGY LTD

May 31, 2012

Calgary, Alberta

Tamm Oil and Gas Corporation

Attention Board of Directors

Re: Binding Letter of Intent - Combination of Oilsands Leases Manning Area

Subject to all application approvals required by any and all regulatory bodies having jurisdiction in this transaction and finalising definitive agreements based on tax and legal advice by joint advisors, this letter forms a binding agreement between the signatory parties below.

The transaction value is $162,000,000 (1.3 billion barrels Petroleum initially in Place on the leases times 12.5 cents) and engineering valuation of 130,000,000.

The compensation to TAMM will consist of North Star placing in the escrow this value in North Star common voting shares at the agreed value per shares issued from Treasury of Thirty-two Dollars ($32.00) Cdn. for a total of 5,062,500 shares.

Tamm will transfer in escrow the title and leases to the Manning area properties it holds as shown in schedule A attached. The escrow forms part of the put and call agreement issued to Tamm by North Star attached as schedule B

The conditions of exercising the put agreement are;

Tamm must re-domicile its incorporation to Alberta, Canada from Nevada.

There after it must seek approval of a majority of its shareholders to all aspects of this transaction.

If for some reason Tamm does not re-domicile it will be required to seek a shareholder vote of simple majority or a written approval of a two thirds majority and deliver it as satisfaction of the conditions being met under the put agreement.

It is contemplated this will be concluded within one year.

Tamm will further agree to enter into a pooling agreement with CEC Carbonate Energy and its controlling shareholders on the shares Tamm receives under this transaction. The pooling

agreement will provide that on the public listing of the North Star shares all shares required to be subject to be escrowed by the listing exchange will be delivered to the escrow agent appointed at that time.

Tamm by agreeing to this Letter of intent acknowledges and consents to CEC transferring the balance of the farm in agreement that would apply to the P&NG leases, to North Star.

North Star will be responsible for joint counsel preparing the agreements and the costs of the re-domicile will be born as part of the acquisition price.

North Star will be responsible for rental costs of the Manning lands going forward.

The GORR in place on the Tamm leases will remain the obligation of Tamm under this arrangement

With execution of this agreement North Star acknowledges the following appointments

Guido Hilekes as Tamm's nominated director to the North Star Board of Directors

William Tighe is to be appointed as COO of North Star

The parties signature to this agreement asset they have full ability to bind the corporation they are executing for and confirm the boards have approved the transaction.

North Star

Steven Peters

C[illegible] Carbonate Energy Corporation PLC

[illegible] Tighe

Tamm Oil and Gas Corpor[illegible]

W[illegible]m Tighe

Guido Hilekes

SCHEDULE "A"

This is Schedule "A" attached to and forming part of that certain Farmout and Overriding Royalty

between TAMM OIL AND GAS CORP , as

and CEC

	Title Document	Farmout Lands	Farmor Working Interest	Encumbrances
	AB Oilsands Lease 7408050004	T089-24W5: 35-36 Oil Sands below Top of the Peace River (D00040) to Base of the Pekisko (D00174)	100%	Crown S/S, plus GORR -
	AB Oilsands Lease 7408010280	T090-24W5: 31-34 Oil Sands below Top of the Peace River (D00040) to Base of the Pekisko (D00174)	100%	Crown S/S, plus GORR -
	AB Oilsands Lease 7408010281	T090-24W5: 35-36 Oil Sands below Top of the Peace River (D00040) to Base of the Pekisko (D00174)	100%	Crown S/S, plus GORR -
Farm in only	**AB PNG Lease 0508050669**	T090-25W5: 13-15;22-26 P&NG from Surface to Base of the Banff (D00255)	100%	Crown S/S, plus 0.5% GORR -
	AB Oilsands Lease 7408010282	T091-23W5: 18 Oil Sands below Top of the Peace River (D00040) to Base of the Pekisko (D00174)	100%	Crown S/S, plus GORR -
	AB Oilsands Lease 7408010283	T091-24W5: 3-7 Oil Sands below Top of the Peace River (D00040) to Base of the Pekisko (D00174)	100%	Crown S/S, plus GORR -
	AB Oilsands Lease 7408010284	T091-24W5: 8-10;18 Oil Sands below Top of the Peace River (D00040) to Base of the Pekisko (D00174)	100%	Crown S/S, plus GORR -
	AB Oilsands Lease 7408010285	T091-24W5: 15-17 Oil Sands below Top of the Peace River (D00040) to Base of the Pekisko (D00174)	100%	Crown S/S, plus GORR -
	AB Oilsands Lease 7408010286	T091-24W5: 21-22 Oil Sands below Top of the Peace River (D00040) to Base of the Pekisko (D00174)	100%	Crown S/S, plus GORR -
Farm IN only	**AB PNG Lease 0508050464**	T091-25W5: 1;11-14 P&NG from Surface to Base of the Banff (D00255)	100%	Crown S/S, plus GORR -
Farm IN only	**AB PNG Lease 0508050465**	T091-25W5: 20-21;28-29;32 P&NG from Surface to Base of the Banff (D00255)	100%	Crown S/S, plus GORR -
Farm IN only	**AB PNG Lease 0508050671**	T091-25W5: 22-27 P&NG from Surface to Base of the Banff (D00255)	100%	Crown S/S, plus GORR -